Exhibit 10.23

LEASE AGREEMENT

(Locomotive Shed and Maintenance Building)

This Lease is entered into as of March 31, 1999 by REYNOLDS METALS COMPANY, (“Reynolds”) and WISE ALLOYS LLC (“Buyer”).

RECITALS

1.	This Lease is being executed and delivered in accordance with Section 7.4 of the Asset Purchase Agreement, dated December 30, 1998 (the “Asset Purchase Agreement”), by and among Reynolds, Southern Reclamation Company, Inc., Reynolds Aluminum Partners and Buyer. Unless otherwise defined in this Lease, all capitalized terms shall have the meanings given to them in the Asset Purchase Agreement.

2.	Pursuant to the terms of the Asset Purchase Agreement, Reynolds has agreed to lease to Buyer and Buyer has agreed to lease from Reynolds the locomotive shed and the maintenance building located at the site of Reynolds’ Listerhill reduction plant, as are more specifically described in the Asset Purchase Agreement.

THEREFORE, for valuable consideration, receipt of which is acknowledged, Reynolds and Buyer agree as follows:

ARTICLE I

DEMISED PREMISES/ACCESS

1.1 Premises. Reynolds hereby leases to Buyer and Buyer leases from Reynolds for the term, at the rental, and upon all of the conditions set forth herein, the locomotive shed and the maintenance building located at the site of Reynolds’ Listerhill reduction plant (the “Reduction Plant Property”) as is more particularly described in Exhibit A attached hereto and incorporated herein (collectively the “Premises”). The Premises shall be deemed to include the land and improvements located thereon together with any and all interests, rights, privileges, and easements appurtenant thereto.

1.2 Use. The Premises shall be used and occupied only for use as a locomotive shed and maintenance building in connection with Buyer’s operation of the Plants.

1.3 Condition of Premises. Buyer shall accept the Premises “AS IS” on the Commencement Date (defined below). Reynolds makes no warranty, express or implied, regarding the condition of the Premises or the suitability of the Premises for Buyer’s use.

1.4 Access. Reynolds hereby grants to Buyer, for the term of this Lease, a non-exclusive easement for pedestrian and vehicular ingress to and egress from the Premises through the Reduction Plant Property main gate entrance located on Second Street and over the existing internal gravel road leading from Second Street to the Premises (the “Entrance Road”). Reynolds shall have the right, exercisable at any time and from time to time, to relocate the Entrance Road. In the event that Reynolds relocates the Entrance Road, Reynolds shall either permit Buyer to use the Entrance Road, as relocated, or provide Buyer with suitable alternative access to the Premises.

ARTICLE II

RENT

2.1 Base Rent. Buyer shall pay to Reynolds as base rent for the Premises the sum of $10.00 per year, subject to the adjustments, if any, set forth below. The first base rent payment shall be due and payable on the Commencement Date (defined below). Each subsequent base rent payment shall be due and payable annually on the anniversary of the Commencement Date. Rent shall be paid to Reynolds Metals Company at 6601 West Broad Street, Richmond, Virginia 22320, Attn: Real Estate Department, or at such other address as may be specified in written notice to Buyer.

2.2 Additional Rent. The parties intend this to be an absolute net lease. In addition to the Base Rent set forth above, Buyer shall pay as “additional rent” any and all charges applicable to the Premises, including without limitation, utilities, real property taxes and insurance as more fully set forth below, and any other costs, fees, expenses or other charges whether or not contemplated by the parties as of the Commencement Date.

ARTICLE III

TERM/TERMINATION

3.1 Term. The term of this Lease shall commence on March 31, 1999 (the “Commencement Date”), and shall end ninety-nine (99) years thereafter on March 30, 2098 (the “Expiration Date”).

3.2 Termination. Notwithstanding section 3.1, Reynolds may terminate this Lease prior to the Expiration Date in the event that Buyer (i) ceases operating the Plants or any one of them or (ii) sells, transfers or assigns this Lease or the Plants or any one of them without the prior consent of Reynolds, which consent shall not be unreasonably withheld.

ARTICLE IV

QUIET ENJOYMENT

If, and as long as, Buyer shall faithfully perform the agreements, terms, covenants and conditions hereof, Buyer shall and may (subject, however, to the provisions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the term hereby granted without molestation or disturbance by or from Reynolds.

ARTICLE V

BUYER’S RIGHTS AND OBLIGATIONS

5.1 Buyer Compliance With Laws. Buyer warrants that its use of the Premises and the Entrance Road shall not violate any federal, state or local law, ordinance, order, rule, regulation, or any other applicable law affecting the Premises or the Entrance Road. Buyer may contest the application to Buyer or the validity of, any applicable law, provided that Buyer shall fully indemnify and hold Reynolds harmless from and against the consequences of any such contest.

5.2 Waste and Nuisance. Buyer warrants that it shall not use the Premises or the Entrance Road or permit the Premises or the Entrance Road to be used in any manner that would tend to create waste or nuisance.

5.3 Maintenance and Repair. Buyer shall, at its own cost and expense, keep in good order, condition, and repair the structural and non-structural portions of the Premises, including, without limitation, the foundation, floor, roof, all plumbing, electrical, heating, ventilating, and air conditioning equipment, all fixtures, exterior and interior walls, ceilings, windows, doors and plate glass.

5.4 Utilities. Buyer shall pay any and all charges for water, gas, heat, light, power, telephone and other utilities supplied to the Premises, together with any taxes thereon.

5.5 Alterations. Buyer shall be permitted to make non-structural alterations, improvements, or additions in or about the internal portions of the Premises without obtaining Reynolds’ prior consent. All alterations, improvements or additions installed or erected by Buyer on or about the Premises shall remain the property of Buyer and shall, at the request of Reynolds, be removed by Buyer upon the expiration or earlier termination of this Lease. Buyer shall not make any alterations, improvements or additions to the external or structural portions of the Premises without the prior written consent of Reynolds, which consent shall not be unreasonably withheld.

ARTICLE VI

ENVIRONMENTAL MATTERS

Buyer represents, warrants and covenants that it (i) shall not use the Premises or the Entrance Road for the storage, generation, transportation, processing, handling or disposal of any Hazardous Materials in violation of any Environmental Law or Environmental Permit, (ii) not cause or in any way, directly or indirectly, contribute to any condition that is or may be characterized by any federal, state or local government or agency as an actual or potential threat or endangerment to the environment, (iii) shall comply strictly with all applicable Environmental Laws, (iv) immediately notify Reynolds of any notice of violation, noncompliance or other written communication by any governmental authority or others of any violation of any Environmental Law and (v) immediately inform Reynolds if Buyer becomes aware of or causes a release of Hazardous Materials on the Premises or the Entrance Road which is reportable to a local, state or federal regulatory authority. For releases deemed by the Buyer as not reportable, copies of any documentation relating to such release shall be maintained by Buyer and made available for review by Reynolds upon request.

ARTICLE VII

TAXES AND INSURANCE

7.1 Real Property Taxes. Reynolds shall pay prior to delinquency all real property taxes assessed against the Premises. Reynolds shall invoice Buyer for Buyer’s share of the taxes assessed against the tax parcel that includes the Premises based upon the percentage that the square footage of the Premises bears to the total square footage of such tax parcel. Buyer shall reimburse Reynolds within 30 days of the date of Reynolds’ invoice.

7.2 Personal Property Taxes. Buyer shall pay prior to delinquency all taxes assessed against and levied upon its equipment and all other personal property located at the Premises.

7.3 Insurance. Buyer shall, at its expense, obtain and keep in force during the term of this Lease, commercial general liability insurance with a combined single limit of not less than $5,000,000 per occurrence for bodily injury (including death) and property damage, insuring both Reynolds and Buyer against liability arising out of Buyer’s use or occupancy of the Premises and the Entrance Road. In addition, Buyer shall, at its expense, obtain and keep in force during the term of this Lease, a policy or policies of insurance covering loss or damage to the Premises providing protection against all perils included within the classification of fire, lightning, all risk and extended coverage.

7.4 Insurance Certificates. All such policies of insurance required under section 7.3 shall designate Reynolds as an additional insured. Buyer shall deliver to Reynolds certificates of insurance for the insurance required under section 7.3 on the Commencement Date. Such policies shall not be cancelable or subject to reduction in coverage without 30 days prior written notice to Reynolds. Buyer shall, within a reasonable time prior to the expiration of such policies, furnish Reynolds with certificates of insurance evidencing renewal thereof. Such insurance may be carried under a “blanket” policy or policies covering other properties or liabilities.

ARTICLE VIII

INDEMNIFICATION OF REYNOLDS

8.1 Indemnity. Buyer shall indemnify and save Reynolds and any agent, beneficiary, contractor, director, employee, lessor, officer, parent, partner, shareholder or trustee of Reynolds (each an “Indemnified Party”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers’, architects’ and attorneys’ fees and disbursements (collectively, “Claims”), which may be imposed upon or incurred by or asserted against any Indemnified Party by reason of any of the following occurring during or after (but attributable to a period of time falling within) the term hereof; provided, however, that the indemnification obligations set forth herein shall not apply to the extent that the Claim is caused by the act or omission, since the Commencement Date, of the Indemnified Party:

(a) any work or thing done in, on or about the Premises or any part thereof;

(b) any use, non-use, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof;

(c) any act or failure to act on the part of Buyer or of its officers, agents, employees or licensees;

(d) any accident, injury (including death at any time resulting therefrom) or damage to any person or property occurring in, on or about the Premises or any part thereof;

(e) any failure on the part of Buyer to pay rent, or to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on Buyer’s part to be performed or complied with;

(f) any lien or claim which may be alleged to have arisen against or on the Premises, or any lien or claim which may be alleged to have arisen out of this Lease and created or permitted to be created by Buyer against any assets of Reynolds under the laws of the State of Alabama or of any other governmental authority or any liability which may be asserted against Reynolds with respect thereto;

(g) any failure on the part of Buyer to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the contracts and agreements affecting the Premises, on Buyer’s part to be kept, observed or performed;

(h) any accident, injury (including death at any time resulting therefrom) or damage to any person or property occurring on or about the Entrance Road to the extent arising out of or resulting from the presence of Buyer, its agents, employees or licensees on or about the Entrance Road;

(i) any breach of or failure to comply with any of Buyer’s obligations or warranties under Article VI of this Lease; and

(j) any contest permitted pursuant to the provisions hereof, if any.

8.2 Absence of Insurance. The obligations of Buyer under this Article VIII shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

8.3 Claims. If any claim, action or proceeding is made or brought against Reynolds against which it is indemnified pursuant to Section 8.1 hereof, then, upon demand by Reynolds, Buyer shall resist or defend such claim, action or proceeding in Reynolds’ name, if necessary, by the attorneys for Buyer’s insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as Reynolds and Buyer shall mutually approve, which approval shall not be unreasonably withheld or delayed. Buyer may, by providing Reynolds with written notice thereof, reserve the right to contest its obligation to resist or defend such claim on the basis that the claim is not one to which the Indemnified Party is entitled to indemnification pursuant to Section 8.1.

8.4 Survival. The provisions of this Article VIII shall survive the termination or expiration of this Lease with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any action or failure to take action or any other matter occurring prior to the termination or expiration of this Lease.

ARTICLE IX

CONDEMNATION

9.1 Condemnation in Entirety. If the entire Premises shall be taken by condemnation or right of eminent domain, or by private purchase by the condemning authorities in lieu thereof, this Lease shall terminate and any unearned rent paid in advance by Buyer as of the date title is conveyed shall be refunded.

9.2 Partial Taking. If such portion of the Premises be taken so as to render the balance, in the reasonable discretion of Buyer, to be insufficient in size or not reasonably suitable for the purposes of Buyer, then Buyer, upon written notice to Reynolds, shall be entitled to terminate this Lease provided that such notice is given within one hundred eighty (180) days after final judgment of such taking.

9.3 Disposition of Award. All compensation awarded or paid upon any total or partial taking of the Premises shall belong to and be the property of Reynolds except Buyer shall be entitled to any amount equal to the unamortized cost (depreciated on straight-line basis computed monthly) to Buyer of all leasehold improvements made by Buyer from and after the date hereof in that portion of the Premises so taken. Notwithstanding the foregoing, nothing herein contained shall be construed to preclude Buyer from prosecuting a claim directly against the condeming authority or for the value of stock, trade fixtures, furniture, equipment, machinery, and other personal property belonging to Buyer; provided, however, no such claim shall diminish or otherwise adversely affect Reynolds’ award. In the event of termination of this Lease under section 9.2, Buyer shall have no claim against Reynolds for the value of any unexpired term of this Lease and no right or claim to any part of the award of Reynolds on account thereof.

ARTICLE X

DEFAULTS AND REMEDIES

10.1 Default by Buyer. The occurrence of any one or more of the following events, if not remedied by Buyer within the specified cure periods after receipt of written notice thereof from Reynolds, shall constitute an event of default by Buyer (“Event of Default”):

(a) The failure by Buyer to make any payment of rent or any other payment required to be made by Buyer hereunder, as and when due.

(b) The failure by Buyer to observe or perform any of the other covenants, conditions, or provisions of this Lease to be observed or performed by Buyer, where such failure continues for a period of 15 days after receipt of written notice from Reynolds to Buyer; provided, however, that if the nature of the default requires more than 15 days to effect the cure, then Buyer shall not be deemed to be in default if Buyer commences the cure within the 15 day period and thereafter diligently prosecutes the cure to completion.

(c) (i) The making by Buyer of any general arrangement or assignment for the benefit of creditors; (ii) if Buyer becomes a “debtor” as defined in 11 U.S.C. section 101 or any successor statute thereto (unless, in the case of a petition filed against Buyer, the petition is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Buyer’s assets or Buyer’s interest in this Lease, where possession is not restored to Buyer within 30 days; (iv) the attachment, execution, or other judicial seizure of substantially all of Buyer’s assets or of Buyer’s interest in this Lease, where such seizure is not discharged within 30 days.

(d) The sale or other transfer of the Plants or the assignment of this Lease without the prior written consent of Reynolds, which consent shall not be unreasonably withheld.

10.2 Reynolds Rights Upon Buyer’s Default. Upon the occurrence of an Event of Default, Reynolds may, at its option (and, in addition to any other rights or remedies Reynolds may have under applicable law or at equity) take any action it deems necessary to cure an Event of Default, after which Buyer shall reimburse Reynolds for all costs and expenses incurred in effecting such cure and/or give to Buyer a notice of election to end the term of this Lease and all right, title and interest of Buyer in the Premises shall expire as if the term of this Lease had expired, and Buyer shall then quit and surrender the Premises to Reynolds; provided, however, that for an Event of Default under section 10.1(b), Reynolds shall provide Buyer with 15 days advance written notice of its intent to terminate this Lease at the expiration of said 15 day period; provided, further, that, if the nature of the Event of Default requires more than 15 days to be resolved, then the right to terminate this Lease shall be suspended as long as Buyer commences a cure or resolution and diligently prosecutes the cure or resolution to completion.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given seven business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand, by facsimile, or by nationally recognized private courier shall be deemed given on the first business day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two business days after its delivery by facsimile. All notices shall be addressed as follows:

If to Reynolds

Addressed to:

Reynolds Metals Company

6601 West Broad Street

Richmond, Virginia 23230

Attention: Corporate Secretary

Facsimile: (804) 281-3740

If to Buyer

Addressed to:

Wise Alloys LLC

c/o Wise Metals

800 Central Avenue

Baltimore, Maryland 21240

Attention: John J. Cameron

Facsimile: (410) 636-1564

and/or to such other addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 11.1.

11.2 Entire Agreement. This Lease constitutes the entire agreement between the parties relating to Buyer’s occupation and use of the Premises during the term hereof.

11.3 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Lease, to exercise any right or privilege conferred by this Lease, or the waiver by such party of any breach of any of the terms, covenants or conditions of this Lease, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

11.4 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

11.5 Severability. The invalidity of any provision of this Lease or portion of a provision shall not affect the validity of any other provision of this Lease or the remaining portion of the applicable provision.

11.6 Applicable Law. This Lease shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia, without reference to its principles of conflicts of laws; provided, however, that the interpretation and application of Environmental Laws will be in accordance with the laws of the State of Alabama.

11.7 Binding Effect; Benefit. This Lease shall inure to the benefit of and be binding upon the parties, and their successors and permitted assigns. Nothing in this Lease, express or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Lease, including, without limitation, any third party beneficiary rights.

11.8 Assignability. This Lease shall not be transferred or assigned by either party without the prior written consent of the other party. The preceding sentence notwithstanding, Reynolds may assign and transfer its respective rights and obligations under this Lease to a subsidiary or affiliated company without Buyer’s consent.

11.9 Amendments. Any amendments, or alternative or supplementary provisions to this Lease, must be made in writing and duly executed by an authorized representative or agent of each of the parties.

11.10 Headings. The headings contained in this Lease are for convenience of reference only and shall not affect the meaning or interpretation of this Lease. Unless otherwise indicated, all references to sections, are to sections of this Lease.

11.11 Recordation. This Lease shall be recorded with the land records of Colbert County, Alabama. The parties shall share equally any costs or fees associated with recording this Lease.

11.12 Waiver of Jury Trial. Each of the parties waives any rights to a jury trial in connection with any suit, action or proceeding seeking enforcement of such party’s rights under this Lease.

Each party has therefore caused this Lease to be duly executed on its behalf.

REYNOLDS METALS COMPANY

Attest:	By:	/s/ John B. Kelzer
	Its:	Vice President

/s/ Donna C. Dabney
Secretary

WISE ALLOYS LLC

Attest:	By:	/s/ George P. Stoe
	Its:	Executive V.P.

/s/ Jerry David

COMMONWEALTH OF VIRGINIA	)
) ss
COUNTY OF HENRICO	)

I, Debra L. King, Notary in and for said County in said State, hereby certify that John B. Kelzer whose name as Vice President of Reynolds Metals Company, a Delaware corporation, is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this 31st day of March, 1999.

/s/ Debra L. King
Notary Public

My Commission Expires: 12/31/2002

STATE OF VIRGINIA	)
) ss
COUNTY OF HENRICO	)

I, Debra L. King, a Notary in and for said County in said State, hereby certify that George P. Stoe whose name as Ex. V.P. of Wise Alloys LLC, a Delaware limited liability company, is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily for and as the act of said company.

Given under my hand this 31st day of March, 1999.

/s/ Debra L. King
Notary Public

My Commission Expires: 12/31/2002

EXHIBIT A

LOCOMOTIVE SHED AND MAINTENANCE

BUILDING LEASE AGREEMENT

Locomotive Shed

STATE OF ALABAMA

COUNTY OF COLBERT

A tract of land being part of Section 28, Township 3 South, Range 10 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the Southeast corner of said Section 28; thence North 02 degrees 50 minutes 16 seconds West for 50.00 feet to the North right of way of Second Street; thence along said right of way South 87 degrees 21 minutes 55 seconds West for 3878.93 feet; thence leaving said right of way North 01 degree 17 minutes 00 seconds West for 259.77 feet; thence North 87 degrees 03 minutes 23 seconds East for 603.48 feet; thence South 04 degrees 25 minutes 12 seconds East for 27.60 feet; thence North 86 degrees 53 minutes 59 seconds East for 199.71 feet; thence North 77 degrees 20 minutes 48 seconds East for 50.43 feet; thence North 84 degrees 27 minutes 12 seconds East for 11.17 feet; thence North 03 degrees 08 minutes 36 seconds West for 1078.18 feet; thence South 87 degrees 17 minutes 16 seconds West for 158.15 feet; thence North 74 degrees 31 minutes 49 seconds West for 852.75 feet to the point of beginning; thence South 87 degrees 16 minutes 21 seconds West for 55.28 feet; thence North 02 degrees 38 minutes 38 seconds West for 127.53 feet; thence North 87 degrees 37 minutes 10 seconds East for 53.90 feet; thence South 03 degrees 15 minutes 43 seconds East for 127.21 feet to the point of beginning. Said tract contains 0.16 acres, more or less.

Maintenance Building

STATE OF ALABAMA

COUNTY OF COLBERT

A tract of land being part of Section 28, Township 3 South, Range 10 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the Southeast corner of said Section 28; thence North 02 degrees 50 minutes 16 seconds West for 50.00 feet to the North right of way of Second Street; thence along said right of way South 87 degrees 21 minutes 55 seconds West for 3878.93 feet; thence leaving said right of way North 01 degree 17 minutes 00 seconds West for 259.77 feet; thence North 87 degrees 03 minutes 23 seconds East for 603.48 feet; thence South 04 degrees 25 minutes 12 seconds East for 27.60 feet; thence North 86 degrees 53 minutes 59 seconds East for 199.71 feet; thence North 77 degrees 20 minutes 48 seconds East for 50.43 feet; thence North 84 degrees 27 minutes 12 seconds East for 11.17 feet; thence North 03 degrees 08 minutes 36 seconds West for 1078.18 feet; thence South 87 degrees 17 minutes 16 seconds West for 158.15 feet; thence North 84 degrees 16 minutes 14 seconds West for 494.29 feet to the point of beginning; thence South 87 degrees 06 minutes 22 seconds West for 133.59 feet; thence North 03 degrees 09 minutes 18 seconds West for 138.83 feet; thence North 86 degrees 52 minutes 10 seconds East for 17.95 feet; thence North 01 degree 21 minutes 44 seconds West for 79.25 feet; thence North 86 degrees 56 minutes 53 seconds East for 46.69 feet; thence South 10 degrees 50 minutes 55 seconds West for 24.65 feet; North 86 degrees 45 minutes 49 seconds East for 72.38 feet; thence South 03 degrees 08 minutes 30 seconds East for 194.74 feet to the point of beginning. Said tract contains 0.60 acres, more or less.

EXHIBIT A-1

Map